UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

American Riding Tours Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55120

Nevada	46-2143018
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

848 N. Rainbow Blvd., Suite 136, Las Vegas, NV	89107-1103
(Address of principal executive offices)	(Zip Code)

(702) 277-5916

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

American Riding Tours Inc. announces it has entered into merger discussions with two potential candidates. Management is performing due diligence on these companies at this time. Assuming all financial items are in order and an audit and/or purchase of assets can be completed, the Company believes a definitive merger can take place. After 2 years of limited success in our original business model of motorcycle tours, the board and management decided that it would be in the best interest of our incumbent shareholders to entertain other opportunities that may offer additional shareholder value.

Forward-Looking Statements

Included in this disclosure are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The company's actual results could differ materially from those anticipated in the forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned Chairman hereunto duly authorized.

Date: February 23, 2016	American Riding Tours Inc.

/s/ Edward Zimmerman III
Edward Zimmerman III Chief Executive Officer